Securities and Exchange Commission

                         Washington, DC  20549

                               Form 8-K

                            Current Report

                Pursuant to Section 13 to 15(d) of the
                     Securities Exchange Act 1934


                    Date of Report March 1, 1994
                   (Date of earliest event reported)




                California Energy Company, Inc.
        (Exact name of registrant as specified in its charter)




      Delaware             1-9874                  94-2213782
(State of other       (Commission File          (IRS Employer
jurisdiction of        Number)                  Identification No)
incorporation)



      10831 Old Mill Road       Omaha, Nebraska         68154
(Address of principal executive offices)               Zip Code



Registrant's Telephone Number, including area code: (402)330-8900



                           N/A
     (Former name or former address, if changed since last report)
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ITEM 5.  Other Events

      On March 1, 1994, the Registrant announced the filing with the Securities and Exchange Commission of an S-3 Registration Statement for the planned offering in March of its senior discount notes due 2004. The Registrant intends to raise approximately $400,000,000 of gross proceeds from the offering of the senior discount notes. A copy of the press release (which in no way constitutes an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State) issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.



ITEM 7.  Financial Statements and Exhibits

      Exhibit 1 - Press Release dated March 1, 1994.

                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                California Energy Company, Inc.



                                By:   /s/Steven A. McArthur
                                      Steven A. McArthur
                                      Senior Vice President

Dated:  March 7, 1994
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